Exhibit 8.1


                             KRIEG DEVAULT ALEXANDER
                                   & CAPEHART

                                ATTORNEYS AT LAW

           One Indiana Square, Suite 2800, Indianapolis, Indiana 46204



January 11, 1996


Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana 46032

         Re:      CONSECO, INC
                  REGISTRATION STATEMENT ON FORM S-3
                  (REGISTRATION NO. 33-53095)

Gentlemen:

         We have acted as special counsel for Conseco, Inc., an Indiana corporation (the "Company"), in connection with the proposed issuance by the Company of its ____% PRIDES, Convertible Preferred Stock, no par value per share (the "PRIDES"). A Registration Statement on Form S-3, No. 33-53095, (the "Registration Statement") and an Amendment No.3 thereto, containing a Prospectus Supplement dated January 3, 1996 describing the PRIDES ( the "Prospectus Supplement"), has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") but has not yet been declared effective.

         We have examined the Preliminary Prospectus and the Prospectus Supplement included in Amendment Number Three to the Registration Statement (collectively, the "Prospectus") and such other documents, instruments and representations as we have considered necessary for the purposes of this opinion.

         On the basis of and subject to the foregoing (including the accuracy of all facts set forth in the Prospectus and such other documents, instruments and representations as we have examined), and the offering of shares of PRIDES being consummated in the manner described in the Prospectus, the discussion in the Prospectus, under the heading "Certain Federal Income Tax Considerations," while not purporting to address all possible federal income tax consequences to persons who purchase shares of PRIDES, expresses our opinion as to the material federal income tax considerations believed to be applicable to such persons. The discussion, however, does not


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Conseco, Inc.
January 11, 1996
Page 2


address the federal income tax consequences applicable to particular categories of investors which may be subject to special rules.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the PRIDES under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,



                                             KRIEG DEVAULT ALEXANDER & CAPEHART